For period ending   April 30, 2007    Exhibit 77Q1

File number 811-07540

GLOBAL HIGH INCOME FUND INC.
INSURED MUNICIPAL INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS
APPROVING BYLAW AMENDMENTS

 I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Insured
Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and
Strategic Global Income Fund, Inc. (each a "Fund" and, collectively, the "Funds"), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors of each
Fund held on November 15, 2006, the Board of Directors duly and unanimously approved the following preambles and resolution:

 WHEREAS, the Nominating and Corporate Governance Committee of the Board has
recommended to the full Board that the Board's mandatory retirement age be changed from 72 to 74;
and

 WHEREAS, the Board has accepted the Nominating and Corporate Governance Committee's recommendation and has determined that it is in the best interest of the Fund to change the Board's retirement age policy;

 NOW, THEREFORE, BE IT

 RESOLVED, that pursuant to the relevant section of the Fund's Amended and Restated Bylaws
(the "Bylaws") concerning amendments to the Fund's Bylaws, Article III, Section 13 of the Fund's
Bylaws be, and it hereby is, amended to read as follows:

Section 13. Retirement. Each Director who has attained the age of seventy-four (74)
years shall retire from service as a Director on the last day of the month in which he or she attains such age.  Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Fund.

 IN WITNESS WHEREOF, I have signed this certificate as of the 21st day of November, 2006.

    GLOBAL HIGH INCOME FUND INC.
    INSURED MUNICIPAL INCOME FUND INC.
    INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
    MANAGED HIGH YIELD PLUS FUND INC.
    STRATEGIC GLOBAL INCOME FUND, INC

By:  /s/ Keith A. Weller
Name: Keith A. Weller
Title: Vice President and Assistant Secretary

Global High Income Fund Inc.